Exhibit 99.1

Modiv Industrial Announces Fourth Quarter and Full Year 2024 Results

Denver, CO, March 4, 2025 – Modiv Industrial, Inc. (“Modiv Industrial”, “Modiv”, the “Company”, “we” or “our”), (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the fourth quarter and full year ended December 31, 2024.

Highlights:
•	Full year 2024 net income attributable to common stockholders of $2.3 million, or $0.25 per diluted share.
•	Fourth quarter 2024 net income attributable to common stockholders of $0.6 million, or $0.07 per diluted share.
•	Full year 2024 AFFO of $14.99 million, or $1.34 per diluted share, exceeding street expectations by $0.08 per share.
•	Fourth quarter AFFO of $4.1 million, or $0.37 per diluted share, beating consensus estimates by 22%.
•	Sold and issued 287,840 shares of MDV common stock during fourth quarter 2024 at an average price of $16.16 per share.
•	Secured greater than $1.4 million in cash expense savings for full year 2025 through G&A and financing efficiencies.
•	Management comments on 2025 guidance.
•	Based on MDV’s current share price, investors are earning a 7.5% dividend with 115% AFFO coverage on equity that is trading at 35% discount to net asset value.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:
“Candidly, 2024 feels like an eon ago given 2025 market volatility. Alas, the industry’s financial reporting process doesn’t naturally move at market speed, and we find ourselves discussing last year’s results just now. The report card is important for a variety of reasons, but I assume that the greatest use arises when past financial results allow you, as an investor, to attempt to foretell future results. Keeping with my history of zulu foxtrot, here goes…
What have you acquired for me lately?
Since the modern REIT era began in the early 1990’s, we have seen a progressive drive toward ever more industry specificity that was championed, in large part, by the long-only active REIT managers that were a more dominant force back then (as compared to the far greater influence of passive sector/index players today). Innovations in corporate governance, prudent balance sheet management and meaningful economies of scale have all been worthwhile byproducts. As time has progressed though, it feels as if a bit of rote myopia has also set it in as it relates to acquiring real estate assets. There are some REIT management teams that seem to habitually tilt at the windmill of near-term growth by choosing to acquire something, anything, if need be, damn near every quarter no matter the economic environment so as to please a faceless market wizard of oz bellowing behind an emerald curtain. Yet, it only takes a casual review of some of the tech stocks to remind us that REITs aren’t natural growth vehicles (just like tech companies aren’t natural dividend vehicles). Yes, we should pursue and achieve growth, but meaningful growth in REITland historically has been far more idiosyncratic and episodic.

For those well capitalized REITs that can routinely access the common equity markets and acquire income producing assets well below their cost of capital, then no qualms. However, for those REITs less endowed, why not pick your spots? We’ve all known those REITs that just have to scratch the itch to buy real estate by issuing costly equity, relying on preferred issuance, pulling off their revolver, or, worse, selling perfectly good existing assets (too often at worse prices than they paid) to buy the latest quarterly du jour.
In this high-interest rate, super volatile economic and geo-political environment, which hasn’t been particularly favorable to hard asset strategies, it seems to me that Warren Buffett’s “no called strikes” philosophy is the prudent path. Namely, look at all the opportunities that come across the plate but don’t feel compelled to mindlessly swing at every pitch. For us, we have done just that.  We’ve evaluated plenty of deals but have not seen deals that make us want to overextend ourselves. Even though our potential acquisition pipeline is robust, we must be extra disciplined given our size, and through discipline, we know we can achieve even greater growth over time.
All that said, we have transacted very selectively. One small $2 million asset sold last week, and one small $6 million asset being acquired this month. Our sale of our Endicott, New York, asset back to the tenant was unplanned and recent. They approached us about the possibility, we felt it made sense for their business and our balance sheet, and we cleanly processed the sales transaction. The acquisition via the UPREIT transaction of the Jacksonville, FL MSA industrial asset will close no later than March 14, 2025. We negotiated a longer closing timeframe so that we could evaluate the potential of the adjacent vacant parcel that is included in the transaction, and, with this extra time, we have been able to identify a compelling future development opportunity that can lead to an even greater yield on this very soon-to-close UPREIT transaction. Prudent and disciplined activity – nothing more.

How should we think about 2025?
We have two primary active ways to grow AFFO – acquiring positive income producing assets and continuously improving expense efficiency. Knowing full well that a near-term patient, disciplined acquisition strategy was in place, we have spent a considerable amount of time over the recent months to identify even more ways to be even more efficient with every dollar of expenditure. The beauty of being a small and disciplined REIT is that we fully understand that every dollar really does matter, and we have the bandwidth to focus on every single dollar. Our internal efficiency efforts have positioned us to be a small, special forces caliber team that tightly communicates on every facet of process and expenditure. This process has resulted in our achieving well over $1.4 million in cash savings for 2025 to include interest expense savings, a material reduction in unused revolver fees, some service contract negotiations and a reduction in employee G&A. For example, we are now saving $300k annually by rightsizing our revolver to a level that is in line with our balance sheet discipline. Also, for the next five years, I personally will not receive any salary or bonus. My interests are now completely aligned with investors –growing the dividend, growing the share price, or, ideally, both.
Some of you might not have been following us in 2022 and don’t know this, but we provided guidance that year to be like the bigger REITs. We beat that guidance. Guess what? No one really cared. Bigger market forces were at play, and we had too small of a following. Our following has grown, including analyst coverage and institutional ownership, but I am still not a huge fan of guidance for a company like ours given the reason that we could literally be a materially different company overnight by doing one transformational deal (and, as you know, we are focused on trying to do transformational deals). That said, a few years have passed, our balance sheet has evolved, and I have noticed that analyst estimates have all started to drift. For example, based on the three current analyst estimates for Modiv’s 2025 AFFO, their consensus is $1.15 per fully diluted share. I don’t know about you, but that number looks anemic. So, to provide a bit of course adjustment in order that the collective community has a proper base line, I am here to let you know that our internal AFFO modeling estimates us earning $1.37 per fully diluted share (including the shares to be issued in the forthcoming UPREIT transaction) by assuming we do nothing but stare at our navel (e.g. zero net acquisition activity, no transformative deals, no additional efficiencies, etc.). You can take it with a grain of salt if you so choose, but if you want to bet on us doing nothing at all during the year, then you get a 2025 AFFO estimate that is 19% higher than the street consensus.
Looking forward to sharing more color on our earnings call.
Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Tuesday, March 4, 2025, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the fourth quarter and full year 2024 operating results and answer questions.

Live conference call: 1-877-407-0789 at 11:00 a.m. Eastern Time, Tuesday, March 4, 2025

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1707091&tp_key=90a8b3a220 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated March 4, 2025 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

MODIV INDUSTRIAL, INC.
Consolidated Statements of Operations
For the Three Months and Years Ended December 31, 2024 and 2023
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Income:
Rental income	$11,664	$12,289	$46,497	$46,936
Management fee income	66	99	264	298
Total income	11,730	12,388	46,761	47,234

Expenses:
General and administrative	1,261	1,402	6,340	6,643
Stock compensation expense	65	1,381	1,586	11,171
Depreciation and amortization	4,164	4,148	16,601	15,551
Property expenses	910	731	3,613	5,161
Impairment of real estate investment property	-	888	-	4,388
Total expenses	6,400	8,550	28,140	42,914

Gain (loss) on sale of real estate investments, net	-	-	3,360	(1,709)
Operating income	5,330	3,838	21,981	2,611

Other income (expense):
Interest income	68	29	474	326
Dividend income	-	285	113	475
Income from unconsolidated investment in a real estate property	75	72	297	280
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements	(3,706)	(7,045)	(16,221)	(13,807)
Loss on equity investments	(125)	-	(151)	-
Increase in fair value of investment in preferred stock	-	979	-	1,419
Other expense, net	(3,688)	(5,680)	(15,488)	(11,307)

Net income (loss)	1,642	(1,842)	6,493	(8,696)
Less: net (income) loss attributable to noncontrolling interests in Operating Partnership	(87)	547	(475)	2,082
Net income (loss) attributable to Modiv Industrial, Inc.	1,555	(1,295)	6,018	(6,614)
Preferred stock dividends	(922)	(922)	(3,688)	(3,688)
Net income (loss) attributable to common stockholders	$633	$(2,217)	$2,330	$(10,302)

Net income (loss) per share attributable to common stockholders:
Basic	$0.07	$(0.30)	$0.25	$(1.36)
Net income (loss) per share attributable to common stockholders and noncontrolling interests:
Diluted	$0.07	$(0.30)	$0.25	$(1.36)

Weighted-average number of common shares outstanding:
Basic	9,715,467	7,621,871	9,293,103	7,558,883
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted	11,021,876	9,221,769	11,188,974	9,086,903

Distributions declared per common share	$0.2875	$1.3975	$1.1500	$2.2600

(a)    Distributions for the three and 12 months ended December 31, 2023 include the distribution of GIPR common stock of $1.11 per share declared on December 29, 2023. The shares were distributed on January 31, 2024, based on the distribution ratio of 0.28 GIPR common shares for each share of our Class C Common Stock or Class C OP Unit, which represented $1.1648 for each share of our Class C Common Stock or Class C OP Unit.

MODIV INDUSTRIAL, INC.
Consolidated Balance Sheets
As of December 31, 2024 and 2023
(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Real estate investments:
Land	$98,009	$104,859
Building and improvements	386,102	399,667
Equipment	4,429	4,429
Tenant origination and absorption costs	13,194	15,707
Total investments in real estate property	501,734	524,662
Accumulated depreciation and amortization	(59,524)	(50,902)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	442,210	473,760
Unconsolidated investment in a real estate property	9,324	10,054
Total real estate investments, net, excluding real estate investments held for sale, net	451,534	483,814
Real estate investments held for sale, net	22,372	11,558
Total real estate investments, net	473,906	495,372
Cash and cash equivalents	11,530	3,129
Tenant deferred rent and other receivables	18,460	12,795
Above-market lease intangibles, net	1,240	1,314
Prepaid expenses and other assets	2,693	4,174
Investment in preferred stock	-	11,039
Interest rate swap derivative	-	2,970
Other assets related to real estate investments held for sale	-	103
Total assets	$507,829	$530,896

Liabilities and Equity
Mortgage notes payable, net	$30,777	$31,030
Credit facility term loan, net	248,999	248,509
Accounts payable, accrued and other liabilities	4,035	4,468
Distributions payable	1,994	12,175
Below-market lease intangibles, net	7,948	8,869
Interest rate swap derivative	-	474
Other liabilities related to real estate investments held for sale	26	249
Total liabilities	293,779	305,774

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of December 31, 2024 and 2023 with an aggregate liquidation value of $50,000	2	2
Class C common stock $0.001 par value, 300,000,000 shares authorized; 10,404,211 shares issued and 9,936,892 shares outstanding as of December 31, 2024, and 8,048,110 shares issued and 7,704,600 outstanding as of December 31, 2023	10	8
Class S common stock $0.001 par value, 100,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023	-	-
Additional paid-in-capital	349,479	292,618
Treasury stock, at cost, 467,319 and 343,510 shares held as of December 31, 2024 and 2023, respectively	(7,112)	(5,291)
Cumulative distributions and net losses	(154,074)	(145,552)
Accumulated other comprehensive income	1,841	2,658
Total Modiv Industrial, Inc. equity	190,146	144,443
Noncontrolling interests in the Operating Partnership	23,904	80,679
Total equity	214,050	225,122
Total liabilities and equity	$507,829	$530,896

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
For the Three Months and Years Ended December 31, 2024 and 2023
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss) (in accordance with GAAP)	$1,642	$(1,842)	$6,493	$(8,696)
Preferred stock dividends	(922)	(922)	(3,688)	(3,688)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	720	(2,764)	2,805	(12,384)
FFO Adjustments:
Depreciation and amortization of real estate properties	4,163	4,148	16,601	15,551
Amortization of deferred lease incentives	—	(64)	—	154
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	756	757
Impairment of real estate investment property	—	888	—	4,388
(Gain) loss on sale of real estate investments, net	—	—	(3,360)	1,709
FFO attributable to common stockholders and Class C OP Unit holders	5,072	2,397	16,802	10,175
AFFO Adjustments:
Stock compensation expense	65	1,381	1,586	11,171
Amortization and write-off of deferred financing costs	529	211	1,192	767
Abandoned pursuit costs	—	—	240	348
Amortization of deferred rents	(1,337)	(1,704)	(5,716)	(6,232)
Unrealized (gain) loss on interest rate swap valuation	(205)	3,400	1,479	618
Amortization of (below) above market lease intangibles, net	(211)	(212)	(847)	(808)
Loss on equity investments	125	—	151	—
Increase in fair value of investment in preferred stock	—	(979)	—	(1,419)
Other adjustments for unconsolidated investment in a real estate property	29	18	101	53
AFFO attributable to common stockholders and Class C OP Unit Holders	$4,067	$4,512	$14,988	$14,673

Weighted Average Shares/Units Outstanding:
Fully diluted (1)	11,021,876	11,202,591	11,188,974	11,067,725

FFO Per Share/Unit:
Fully diluted	$0.46	$0.21	$1.50	$0.92

AFFO Per Share/Unit:
Fully diluted	$0.37	$0.40	$1.34	$1.33

(1)
Prior year includes the Class M OP Units which automatically converted to Class C OP Units on January 30, 2024, and Class P and Class R OP Units  which automatically converted to Class C OP Units as of March 31, 2024, to compute the fully diluted weighted average number of shares.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
For the Three Months and Years Ended December 31, 2024 and 2023
(in thousands)
(Unaudited)

	Three Months Ended December 31,				Years Ended December 31,
	2024		2023		2024		2023
Net income (loss) (in accordance with GAAP)	$1,642		$(1,842)		$6,493		$(8,696)
Depreciation and amortization of real estate properties	4,163		4,148		16,601		15,551
Depreciation and amortization for unconsolidated investment in a real estate property	189		189		756		757
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements	3,706		7,045		16,221		13,807
Interest expense for unconsolidated investment in real estate property	94		96		376		383
Impairment of real estate investment property	—		888		—		4,388
Stock compensation expense	65		1,381		1,586		11,171
(Gain) loss on sale of real estate investments, net	—		—		(3,360)		1,709
Abandoned pursuit costs	—		—		240		348
Loss on equity investments	125		—		151		—
Increase in fair value of investment in preferred stock	—		(979)		—		(1,419)
Adjusted EBITDA	$9,984		$10,926		$39,064		$37,999

Annualized Adjusted EBITDA	$39,936		$43,704		$39,064		$37,999

Net debt:
Consolidated debt	$280,918		$281,200		$280,918		$281,200
Debt of unconsolidated investment in real estate property (a)	9,017		9,256		9,017		9,256
Consolidated cash and cash equivalents	(11,530)		(3,129)		(11,530)		(3,129)
Cash of unconsolidated investment in real estate property (a)	(435)		(351)		(435)		(351)
Net debt	$277,970		$286,976		$277,970		$286,976

Net debt / Adjusted EBITDA	7.0	x	6.6	x	7.1	x	7.6	x

(a)	Reflects the Company’s 72.71% pro rata share of the tenant-in-common’s mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as stock compensation and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

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